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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8.K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 31, 1998

                           BREED Technologies, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                   1-11474                22-2767118
-------------------------  ------------------------    -------------------
 (State of incorporation)  (Commission File Number)    (IRS Employer
                                                       Identification No.)


        5300 Old Tampa Highway
         Lakeland, Florida                                   33811
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(Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code: (941) 668-6000

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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 ITEM 5. OTHER EVENTS

   BREED Technologies, Inc. (NYSE:BDT) (the "Company"), a global leader in automotive occupant safety systems, on August 31, 1998 announced that the Company is delaying the release of its earnings for the fourth quarter and year end of fiscal year 1998.

   In the second quarter of fiscal year 1998, the Company recorded repositioning and other special charges aggregating $349.9 million. The SEC is disagreeing with certain aspects of the second quarter charges.

   The Company currently intends to release its earnings as soon as practicable, following the resolution of these issues.

   Headquartered in Lakeland, Florida, the Company is the world's third largest supplier of complete automotive occupant restraint systems. The Company supports its growing list of automotive customers with advanced engineering, testing and manufacturing facilities located in 13 countries around the globe. Information about the Company and its products is available on the Internet at http://www.breedtech.com.

 A complete copy of the press release is attached hereto as Exhibit 99.1.

 ITEM 7. FINANCLAL STATEMENTS AND EXHIBITS

 (c) Exhibits

     99.1  Text of Press Release of BREED Technologies, Inc. dated August 31,
           1998.

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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: August 31, 1998

                                             BREED TECHNOLOGIES, INC.

                                             By: /s/ Frank J. Gnisci
                                             -----------------------
                                             Frank J. Gnisci
                                             Executive Vice President and
                                             Chief Financial Officer

                                       3
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                               INDEX TO EXHIBITS

EXHIBIT NUMBER AND DESCRIPTION
------------------------------

99.1    Text of Press Release for BREED Technologies, Inc. dated
        August 31, 1998